UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 1405 Holmdel, NJ	07733
(Address of principal executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (732) 577-9996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 31, 2021, Monmouth Real Estate Investment Corporation (“Monmouth”), a Maryland corporation, held a Special Meeting of Common Shareholders (the “Special Meeting”) online via a live audio webcast. As of August 2, 2021, the record date for the Special Meeting, there were 98,302,207 shares of common stock outstanding, each entitled to one vote per share on each proposal. At the Special Meeting, 74,400,560 shares of common stock were represented via the virtual Special Meeting website or by proxy, constituting approximately 75.7% of the outstanding shares entitled to vote and a quorum to conduct business at the Special Meeting. The following matters were submitted to a vote of common shareholders at the Special Meeting and voting results (as certified by the independent Inspector of Elections) are as follows:

(1) The proposal to approve the merger (the “Merger”) of Monmouth with and into EQC Maple Industrial LLC (f/k/a RS18 LLC) (“Merger Sub”), a subsidiary of Equity Commonwealth (“EQC”), pursuant to the Agreement and Plan of Merger, dated as of May 4, 2021, as amended and restated as of August 15, 2021 and as it may be further amended from time to time (the “Merger Agreement”), by and among Monmouth, EQC and Merger Sub, and the other transactions contemplated by the Merger Agreement:

Votes For	Votes Against	Votes Abstained
27,577,521	46,084,077	738,961

(2) The proposal to approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to Monmouth’s five executive officers in connection with the Merger Agreement and the transactions contemplated thereby:

Votes For	Votes Against	Votes Abstained
23,031,728	50,325,207	1,043,624

(3) The proposal to authorize the board of directors of Monmouth, to approve one or more adjournments of the Special Meeting to another date, time, place, or format, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement:

Votes For	Votes Against	Votes Abstained
36,569,144	37,019,005	812,409

The foregoing proposals did not receive the requisite vote of Monmouth’s common shareholders and therefore were not approved. No other proposals were submitted for shareholder action at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: September 7, 2021	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer, its principal financial officer and principal accounting officer